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Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Filtering Associates, Inc.
1495 Belleau Road
Glendale, California 91206

We consent to the use in this Registration Statement of Amendment No. 1 to Form S-4 of our report dated March 27, 2007, relating to the financial statements of Filtering Associates, Inc. and to the reference of our firm under the headings "Experts."

/s/ Jonathon P. Reuben C.P.A.

Jonathon P. Reuben, C.P.A.
An Accountancy Corporation
Torrance, CA 90505
January 11, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS